UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Newmont Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Newmont Corporation

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Newmont Corporation (“Newmont” or the “Company”), dated March 11, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders and others by means of a press release that was also posted on the Company’s website on or about March 25, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2020

***

MOVE TO A VIRTUAL MEETING

March 25, 2020

Meeting Date: Tuesday, April 21, 2020

Meeting Time: 8:00 a.m. (Mountain Time)

Meeting Access: Virtual Stockholder Meeting https://www.meetingcenter.io/288476262

The 2020 Proxy Statement and the 2019 Annual Report to Stockholders are available at www.envisionreports.com/NEM

Newmont Corporation (NYSE: NEM, TSX: NGT) (“Newmont” or the “Company”) has implemented additional controls at its operations and offices around the globe to further protect the health and safety of its workforce, their families and neighboring communities in response to the coronavirus (“COVID-19”) pandemic. In order to protect our stockholders, employees and others and align with potential gathering and travel restrictions, we are changing the format of our 2020 Annual Meeting to allow stockholders to virtually attend the meeting.

Due to the emerging public health impact of COVID-19, the 2020 Annual Meeting of Stockholders will be held over the web in a virtual only meeting format on Tuesday, April 21, 2020, at 8:00 a.m. Mountain Time. Online access to the meeting will begin at 7:30 a.m. Mountain Time. You will not be able to attend the Annual Meeting in person. We expect this change in meeting format to be effective for this year only.

Attending the Virtual Meeting as a Stockholder of Record

If you were a holder of record of common stock of Newmont, par value $1.60 per share, at the close of business on February 24, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetingcenter.io/288476262 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received. The meeting password is NEM2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

If you were a beneficial holder of record of common stock of Newmont, par value $1.60 per share, as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to virtually attend the Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Newmont common stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 16, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/288476262 and enter your control number and the meeting password, NEM2020.

Asking Questions

If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/288476262, entering your control number and meeting password, NEM2020, and clicking on the message icon in the upper right hand corner of the page. To return to the main page, click the “i” icon at the top of the screen.

Voting Shares

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Attending the Annual Meeting as a Guest

If you would like to enter the meeting as a guest in listen-only mode, click on the “I am a Guest” button after entering the meeting center at www.meetingcenter.io/288476262 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting to ensure that your shares are represented and voted at the Annual Meeting.